UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012

ASSURANCEAMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-06334	87-0281240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

RiverEdge One, Suite 600 5500 Interstate North Parkway Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 952-0200 x6259

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 21, 2012, Sheree Williams, Chief Financial Officer of Assurance America Corporation (the “Company”), resigned her position with the Company.

Effective September 21, 2012, Daniel Scruggs was appointed Vice President and Chief Financial Officer of the Company.

Mr. Scruggs, age 40 served as Assistant Vice President of Finance for AssuranceAmerica Corporation, from October 2009 through September 2012. From 2005 to 2009, Mr. Scruggs served as a Finance Director for LexisNexis Risk & Information Analytics Group and Assistant Treasurer and Director of Financial Planning and Analysis for ChoicePoint. Prior to working with ChoicePoint, he was Controller and Director of Accounting and Finance for eCompany Store, Inc. from 2000 to 2005. Mr. Scruggs earned a BS degree in Accounting from Troy State University and has been a licensed CPA since 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANCEAMERICA CORPORATION

September 24, 2012	By:	/s/ Mark H. Hain
Mark H. Hain, Executive Vice President, Secretary and General Counsel